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                                                                Exhibit 99.3



                        UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED FINANCIAL STATEMENTS


      The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of Bio-Rad Laboratories, Inc. ("Bio-Rad")and Pasteur Sanofi Diagnostics S.A. ("PSD"). The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the purchase of PSD. Under purchase accounting, the purchase cost will be allocated to acquired assets and liabilities based on their relative fair values at the effective date of the acquisition, October 1, 1999, based on valuations and other studies which are not yet complete. The purchase price exceeds the fair value of the net assets acquired. For these pro forma calculations, this difference has been allocated to goodwill which will be amortized over ten years. Such allocations are subject to final determination based on real estate, leasehold and equipment valuation studies and a further review of the books, records and accounting policies of PSD. Accordingly, the final allocations will be different from the amounts reflected herein. However, based on current information, management does not presently expect the final allocations to differ materially from the amounts presented herein.

      The unaudited pro forma consolidated balance sheet as of June 30, 1999 gives effect to (i) the acquisition of PSD applying the purchase method of accounting, (ii) borrowing under a new credit facility and a new senior subordinated credit agreement, (iii) the elimination of any intercompany transactions and (iv)refinancing of the existing credit facility and payment of related fees and expenses (collectively, the "Transactions") as if they had occurred on that date.

     The unaudited pro forma financial statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to the Transactions as if they had occurred at the beginning of the respective periods. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma consolidated financial statements do not purport to represent what the results of operations or financial condition would actually have been had the Transactions in fact occurred on such dates, nor do they purport to project the results of operations or financial condition for any future period or date.



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






      The unaudited pro forma financial statements do not reflect any of the anticipated cost savings that we expect to achieve through the integration of the operations of Bio-Rad and PSD.



                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  AS OF JUNE 30, 1999
                                      (in millions)

                                            Bio-Rad   PSD
                                             Actual  Actual Adjustments  Pro Forma
            ASSETS
    Cash . . . . . . . . . . . . . . . . . . $ 11.6  $ 11.3              $   22.9
    Accounts receivable, net . . . . . . . .  104.9    74.1                 179.0
    Inventories  . . . . . . . . . . . . . .   91.7    38.5                 130.2
    Other. . . . . . . . . . . . . . . . . .   26.8    17.4                  44.2
        Total current assets                  235.0   141.3                 376.3
    Property, plant and equipment. . . . . .   82.8    36.4                 119.2
    Goodwill . . . . . . . . . . . . . . . .   17.6     1.6  $132.5  (A)    151.7
    Other non-current assets . . . . . . . .   35.9    14.9    (6.0) (B)     44.8
       Total assets                          $371.3  $194.2  $126.5        $692.0

       LIABILITIES AND STOCKHOLDERS' EQUITY
    Notes payable and current portion of
     long-term debt . . . . . . . . . . . .  $  7.0  $ 19.8             $    26.8
    Accounts payable . . . . . . . . . . . .   23.5    23.0                  46.5
    Accrued liabilities. . . . . . . . . . .   54.7   117.8   $(66.1)(C)    106.4
    Total current liabilities. . . . . . . .   85.2   160.6    (66.1)       179.7
    Long-term debt . . . . . . . . . . . . .   42.2      --    217.5 (D)     259.7
    Other long-term liabilities. . . . . . .   15.1     8.7                  23.8
    Total liabilities  . . . . . . . . . . .  142.5   169.3    151.4        463.2
    Stockholders' equity . . . . . . . . . .  228.8    24.9    (24.9)(E)    228.8
        Total liabilities and
           stockholders' equity  . . . . . . $371.3  $194.2   $126.5      $ 692.0



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     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              (in millions)

  (A) Represents the estimated goodwill resulting from the PSD acquisition. The acquisition cost is subject to certain closing adjustments that may lower the final amount of goodwill. We are in the process of obtaining certain evaluations,estimations, appraisals and actuarial and other studies for purposes of computing the final amount of goodwill resulting from purchase price allocations. These amounts are estimates and may change.

         Assumed goodwill . . . . . . . . . . . . . . . .   $101.0
         Transactions costs . . . . . . . . . . . . . . .     13.5
         Restructuring costs  . . . . . . . . . . . . . .     18.0
                                                            $132.5

  (B) Represents the sale of $6.0 million of marketable securities at market value as of June 30, 1999.

  (C) Represents the elimination of PSD debt due to Sanofi-Synthelabo and the accrual of restructuring charges estimated in connection with the acquisition, which include estimates of severance and relocation expenses.

            Related entity payable    . . . . . . . . . . .    $(84.1)
            Restructuring reserve     . . . . . . . . . . .      18.0
                                                                (66.1)

  (D) Represents the additional debt necessary to fund the Transactions, net of debt repayment.

             Additional debt(long-term):
                 New Credit Facility:
                     Term Loan . . . . . . . . . . . . . .     $100.0
                     Revolving Facility. . . . . . . . . .       59.5
                 Senior Subordinated Credit Agreement. . .      100.0
                                                                259.5
             Repay existing credit facility. . . . . . .        (42.0)
                                                               $217.5

  (E) Represents the elimination of PSD's equity.




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                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                           FOR THE YEAR ENDED DECEMBER 31, 1998
                      (in millions except share and per share data)

                                           Bio-Rad      PSD
                                           Actual      Actual   Adjustments   Pro Forma

    Total revenue . . . . . . . . . . . .  $441.9     $228.9     $ (1.0)(A)    $ 669.8
    Cost of goods sold. . . . . . . . . .   202.4      121.0       (0.6)(A)      322.8
    Gross profit. . . . . . . . . . . . .   239.5      107.9       (0.4)(A)      347.0
    Selling, general and administrative
      expense . . . . . . . . . . . . . .   167.0       83.0                     250.0
    Research and development expense. . .    41.4       22.6                      64.0
    Income from operations. . . . . . . .    31.1        2.3        (0.4)         33.0
    Interest expense, net . . . . . . . .    (3.7)      (5.4)      (18.3)(B)     (27.4)
    Other income (expense). . . . . . . .     6.8        0.3       (13.2)(C)      (6.1)
    Income (loss) before taxes. . . . . .    34.2       (2.8)      (31.9)         (0.5)
    Provision for income tax. . . . . . .     9.9        1.0        (9.6)(D)       1.3
    Net income (loss) . . . . . . . . . .  $ 24.3     $ (3.8)     $(22.3)      $  (1.8)

    Basic earnings per share:
     Net income (loss) . . . . . . . . .    $1.98     $(1.63)                   $(0.15)
     Weighted average common shares(000's) 12,264      2,321                    12,264

    Diluted earnings per share:
     Net income (loss) . . . . . . . . .    $1.97     $(1.63)                   $(0.15)
     Weighted average common shares(000's) 12,358      2,321                    12,358


                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                          FOR THE SIX MONTHS ENDED JUNE 30, 1999
                       (in millions except share and per share data)

                                          Bio-Rad      PSD
                                          Actual      Actual   Adjustments   Pro Forma

   Total revenue . . . . . . . . . . . .  $241.5     $119.9     $ (0.5)(A)    $ 360.9
   Cost of goods sold. . . . . . . . . .   106.1       63.9       (0.3)(A)      169.7
   Gross profit. . . . . . . . . . . . .   135.4       56.0       (0.2)(A)      191.2
   Selling, general and administrative
     expense . . . . . . . . . . . . . .    84.7       41.6                     126.3
   Research and development expense. . .    21.5       10.9                      32.4
   Income from operations. . . . . . . .    29.2        3.5        (0.2)         32.5
   Interest expense, net . . . . . . . .    (1.7)      (1.9)      (10.0)(B)     (13.6)
   Other income (expense). . . . . . . .    (1.3)      (1.1)       (6.6)(C)      (9.0)
   Income (loss) before taxes. . . . . .    26.2        0.5       (16.8)          9.9
   Provision for income tax. . . . . . .     7.5        0.3        (4.2)(D)       3.6

   Net income (loss) . . . . . . . . . . $  18.7     $  0.2      $(12.6)       $  6.3

   Basic earnings per share:
    Net income. . . . . . . . . . . . .    $1.54      $0.01                    $ 0.52
    Weighted average common shares(000's) 12,102      2,321                    12,102

   Diluted earnings per share:
    Net income. . . . . . . . . . . . .    $1.54      $0.01                    $ 0.52
    Weighted average common shares(000's) 12,144      2,321                    12,144



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

                NOTES TO UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENTS
                                      (in millions)

   (A)Eliminates intercompany sales and related cost of sales.

   (B)Represents the incremental interest expense related to the increased debt of the combined company for the period.

                                                            Dec. 31,        June 30,
                                                              1998            1999

      Elimination of historical interest expense . . . . .    $(9.0)         $(3.8)
      Interest expense with respect to the
         New Credit Facility (1)(3)  . . . . . . . . . . .     16.3            8.3
      Interest expense with respect to the Senior
      Subordinated Credit Agreement(2)(3). . . . . . . . .     11.0            5.5
                                                              $18.3          $10.0

      (1) Assumes that loans under the New Credit Facility (which bear interest at floating rates) and all remaining outstanding debt other than the Senior Subordinated Credit Agreement bear interest at a weighted average interest rate of 8.5% per annum.

      (2) Assumes that loans under the Senior Subordinated Credit Agreement (which bear interest at floating rates) bear interest at a weighted average interest rate of 11.0% per annum.

      (3) The actual interest expense could differ from the above amounts based on increases or decreases on floating rate debt. A change of 0.5% in assumed interest rates on the Senior Subordinated Credit Agreement and anticipated borrowings under the new credit facility will have the effect of changing interest expense by $1.5 million for the year ended December 31,1998 and $0.75 million for the six months ended June 30, 1999.

   (C)Represents the amortization of goodwill including capitalized transaction and restructuring costs arising from the PSD acquisition over a ten-year period.

   (D)Represents the tax effect of additional interest expense and goodwill amortization and to record PSD taxes at Bio-Rad's effective rate.



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